Exhibit 10.1

July 9, 2015

Corrine L. Scarpello
Senior Vice President and
Chief Financial Officer
Supertel Hospitality, Inc.
1800 West Pasewalk Avenue, Suite 200
Norfolk, Nebraska 68701

Dear Connie,

We appreciate your agreement to extend your resignation date from your position as Senior Vice President and Chief Financial Officer of the company as set forth in the company’s letters to you dated December 22, 2014 and March 25, 2015 (the “Prior Letters”).  In connection with your resignation as Senior Vice President and Chief Financial Officer, we have agreed with you on the following amended terms with respect to your extension:

•
You will remain as Chief Financial Officer until the earlier of: (1) the next Chief Financial Officer commencing employment, (2) no later than the departure date as described in the bullet point immediately below, or (3) upon 30 days prior written notice if you should accept a full time position elsewhere, however, in no event sooner than October 15, 2015.

•
The no later than date for your departure is set as March 31, 2016 unless a new executive principally responsible for the company’s accounting function is hired by September 30, 2015, in which case the latest date for departure becomes December 31, 2015.

•	Upon your departure, salary and full benefits will continue for a period of six months irrespective of subsequent employment at another company.

•
In the event that the next Chief Financial Officer commences employment before September 30, 2015, salary and full benefits will be paid through September 30, 2015 and then continue for the six month period as described in the bullet point immediately above.

•
Your full participation in the transitioning, introduction and integration of the next Chief Financial Officer including ongoing availability to answer questions regarding historical information and practices and also visits to the Omaha office for the first month after departure (not to exceed 8 hours in any week) as reasonably requested by the next Chief Financial Officer, not to interfere with employment elsewhere.

Corrine L. Scarpello
July 9, 2015
Page

The above departure dates and post-employment payments amend and replace such terms set forth in the Prior Letters.  We appreciate your offer to assist in the transition with the new Chief Financial Officer.  If the foregoing is acceptable to you, please sign and date below and return a signed copy to me.

Supertel Hospitality, Inc.

/s/ J. William Blackham
J. William Blackham
President and Chief Executive Officer

Accepted and agreed this July 10, 2015

/s/ Corrine L. Scarpello
Corrine L. Scarpello